(English Translation)

Short-Term Renminbi Loan Agreement
No.: 2008 Bank of China 0005

Borrower:	Dalian Chuming Food Co., Ltd.

Business License No.:	Dalian Bureau of Industry and Commerce 2102002111023

Legal Representative:	MA, Feng Qing

Business Address:	Qiang Shui Village, Nang Guang Town Gang Jin Zhi District, Dalian City
Zip code:	116031

Bank Account:	Bank of China Liaoning Branch 07050408091001

Telephone:	86716585	Facsimile:	86716686

Lender:	Bank of China Corp., Liaoning Branch (Bank of China Liaoning Branch)

Authorized Person:	DONG, JianYue

Business Address:	No.9, Zhongshan Plaza, Dalian City		Zip code: 116001

Telephone:	862586901	Facsimile:	82586779

Negotiating on equal standings, Borrower and Lender enters into this agreement to facilitate Lender lending Renminbi (RMB) to Borrower on a short-term basis.

This agreement is entered into under the 2007 Bank Credit Agreement No. 032 between Bank of China Corp., Liao Ning Branch and Dalian Chuming Group Co., Ltd.

1.	Loan Amount

Loan Amount: RMB 20,500,000 (approximately $2.9 million)

2.	Term of the Loan

Term of the Loan: 11 months, beginning from the date the fund is withdrawn, provided that if fund is withdrawn in installments, then beginning from the withdrawal date of the first installment.

3.	Use of Proceeds

Use of Proceeds: working capital

Without Lender’s prior written consent, Borrower shall not use the funds for any other purposes, including without limitations to acquire stock or make other equity investment, and shall not use the funds in violation of any laws or regulations or for purposes prohibited or not legally approved by the State or contrary to the stated use of proceeds.

4.	Interest

(a) Interest

Interest shall be determined as follows: Fixed interest of 8.217% per annum, fixed during the term of this agreement.

(b) Calculation of Interest

Interest shall be calculated from the date the fund is withdrawn, based on the amount withdrawn and the number of days the withdrawn fund is used.

Interest = principal X number of days X daily interest

Daily interest is based on a 360-day year, such that daily interest = annual interest/360

(c) Payment of Interest

Borrower shall pay interest as follows: quarterly payment, with the payment amount determined as of the 20th day of the last month of each quarter and the payment date being the 21st day.

Whether or not the final principal payment day falls on an interest payment day, Borrower shall pay all accrued interest.

(d) Penalty

(1) With respect to any untimely payment by Borrower, this penalty provision shall apply immediately after the date of the scheduled payment date until the penalty amount is fully paid, with the penalty being set at 50% of the contracted interest rate.

(2) With respect to any fund not used by Borrower in accordance with the use of proceeds, this penalty provision shall apply immediately beginning on the date such fund was used until the penalty amount is fully paid, with the penalty being set at 100% of the contracted interest rate.

(3)  If an amount of fund is used in breach of the use of proceeds and the repayment of such fund is untimely, the penalty for such fund shall be set in accordance with (2) above.

(4) If Borrower cannot timely make interest payment, interest on such payment shall be calculated the interest pursuant to Section 4(c) of this agreement. Any interest due prior to the loan maturity date shall be calculated in accordance with Section 4(a) of this agreement.

5.	Conditions for Fund Withdrawal

Borrower must satisfy the following prior to withdrawal of fund:

(a) This agreement and any addendums shall be in effect.

(b) Borrower shall have complied with Lender’s requirement for guaranty, with such guaranty being legally in effect.

(c) Borrower shall have provided to Lender in advance a copy of this agreement and all related documentation, signatures, corporate seals.

(d) Borrower shall have established a bank account in accordance with Lender’s requirement.

(e) One bank working day prior to the withdrawal date, Borrower shall have provided Lender with the completed withdrawal request and documentation for the use of proceeds of the funds being proposed to be withdrawn.

(f) Borrower shall have provided Lender with a copy of the board resolutions and other corporate governance related documentation approving the proposed fund withdrawal.

(g) Borrower shall have provided any other documentation as legally required and/or agreed to by the parties.

If any of the foregoing conditions has not been satisfied and unless otherwise waived by Lender, Lender shall have the right to refuse Borrower’s fund withdrawal request.

6.	Method and Time for Fund Withdrawal

(a) Borrower shall withdraw fund as follows: the loan amount to be withdrawn in full within 30 days of January 11, 2008.

(b) Lender shall have the right to refuse Borrower’s fund withdrawal request with respect to any fund not withdrawn by the stated time. If Lender approves the withdrawal of any such fund, Lender shall have the right to a fee of 5% of the amount of such fund, as well as a fee of 5% of the amount of the fund that Lender does not approve for withdrawal.

7.	Repayment

(a) Unless otherwise agreed to by the parties, Borrower shall repay the loan amount as follows: the entire principal on at the end of the term of this agreement.

To alter the repayment schedule, Borrower must make written request to Lender five bank working days prior to the repayment date, with any alteration to be made pursuant to mutual writing of the parties.

(b) Unless otherwise agreed to by the parties, Lender shall have the right to determine how to apply any amount received from Borrower in the event that there are both outstanding principal and interest, or in the event that Borrower has more than one loan due and outstanding with Lender.

(c) Unless otherwise agreed to by the parties, Borrower shall have the right to prepay the loan, provided that Lender is notified in writing one bank working day in advance, with such prepayment to be applied first to the loan with the latest due date. Lender shall have the right to a fee of 5% of the amount of the prepayment.

(d) Borrower shall make payment as follows: one bank working day prior to a repayment date, Borrower shall deposit the payment amount into the account specified below, and Lender shall have the right to take such payment on the payment date.

Account Name: Dalian Chuming Food Co., Ltd.
Account No.: 07050408091001

8.	Guaranty

(a) This agreement shall be guarantied as follows:

(1) By Dalian Chuming Group Co., Ltd.’s 2005 Bank of China No. 024 Pledge Agreement;

(2) By Dalian Chuming Group Co., Ltd.’s 2005 Bank of China No. 025 Pledge Agreement;

(3) By Dalian Chuming Group Co., Ltd.’s 2006 Bank of China No. 044 Pledge Agreement;

(4) By Dalian Food Co., Ltd.’s 2007 Bank of China No. 017 Pledge Agreement;

(5) By Dalian Mingxing Livestock Co., Ltd. 2007 Bank of China No. 018 Pledge Agreement;

(6) By the 2007 Bank of China No. 037 Guaranty Agreement of Shi Huashan and the other signatories of the Guaranty Agreement;

(7) By the 2007 Bank of China No. 038 Guaranty Agreement of Ma Fengqin and the other signatories of the Guaranty Agreement; and

(8) By Dalian Chuming Group Co., Ltd.’s 2007 Bank of China No. 023 Pledge Agreement.

(b) In the event of any of the following, Lender shall have the right to require Borrower to furnish new guaranty and/or guarantor with respect to the obligations herein, and Borrower shall have the obligation to comply: (i) if Lender determines that an event may affect the ability of Borrower or any of the guarantors to perform its obligations herein, (ii) if any of the guaranty agreements shall become ineffective or is terminated, (iii) if the financial conditions of Borrower or any of the guarantors deteriorate or if Borrower or a guarantor becomes a party in a major litigation proceeding, (iv) if any guarantor is party to another agreement such as to conflict with such guarantor’s obligations herein or to Borrower, or (v) if any pledged assets depreciates in value, is destroyed, seized or otherwise lost.

9.	Representations and Warranties

(a) Borrower hereby represents as follows:

(1) Borrower has complied with the legal requirements in entering into this agreement;

(2) Borrower has acted in accordance with by its bylaws and/or other internal corporate governance documentation and is authorized to enter into this agreement, which shall not violate any other agreements or legal documents of which Borrower is a party to, and Borrower has or will have obtained all necessary approvals, licenses or registrations as required by this agreement;

(3) All documents, financial statements, certificates and information provided by Borrower are accurate, complete and/or in effect;

(4) Borrower is not borrowing money for any illegal purposes; and

(5) Borrower has not withheld from Lender any information regarding the financial conditions of Borrower or any of the guarantors, or its ability to perform its contractual obligations.

(b) Borrower hereby warrants as follows:

(1) Borrower shall, periodically or at Lender’s request, provide financial statements, including but not limited to annual, quarterly and monthly reports, as well as any other related information;

(2) If Borrower is already a party to, or shall enter into any agreement on behalf of any of the guarantors that obligates Borrower to provide guaranty to such guarantor, any such agreement shall not diminish any of Lender’s rights under this agreement;

(3) Borrower shall submit to and cooperate with any credit verification and/or inspection by Lender;

(4) Borrower shall notify Lender of any possible event that may affect the Borrower’s or any of the guarantors’ financial conditions or ability to perform the contractual obligations, which event shall include but is not limited to the following, any of which shall require the prior consent of Lender if such event shall affect Borrower’s ability to repay: spin-off, merger, foreign investment, cooperation, take-over, reorganization, restructuring, going public or other management changes, decrease in registered capital, transfer of major asset or equity, incurring major debt or securing such debt with pledged assets, seizure or forced sale of pledged assets, voluntary or forced bankruptcy, becoming a party in a major litigation proceeding, deterioration of financial conditions, or contractual breach by Borrower;

(5) Lender shall have priority over all other loans of Borrower and shall not be subject to subordination of other lenders.

(6) Borrower shall not make any dividend payments to its stockholders in the event that Borrower shall have audited zero profit or loss after tax, if Borrower’s audited after-tax profit is less than the then accumulated loss, if Borrower fails to apply audited before-tax profit toward payment of the principal, interest and/or fees under this agreement, or if Borrower’s audited before-tax profit is less than the then applicable required payment amount; and

(7) Borrower shall not otherwise dispose its assets in order to reduce its obligations to repay, and shall not provide guaranty for an amount greater than 1.5 times Borrower’s net asset value, or for an amount or transaction that is contrary to Borrower’s bylaws.

10.
Lender has determined that Borrower is a group client in accordance with the Commercial Banking Group Client Credit Risk Management Guide. Borrower shall periodically report to Lender of any transaction involving an amount greater than 10% of Borrower’s reported net asset, including the parties and their contact information, and the purpose, amount and terms of the transaction.

Lender shall have the right unilaterally to withhold any fund from Borrower and to seek early repayment of principal and all outstanding interest in the event of any of the following: (i) use of false contracts between related parties; (ii) issuance of accounts payable based on non-existing transactions; (iii) creating false accounts receivable for the purpose of obtaining funds or credit from, or providing guaranty to other banking institutions; (iv) entering into any material merger, acquisition or restructuring that may adversely affect the repayment of the loan; (v) avoidance of loan obligations through related party transactions; or (vi) any other circumstances as specified in Section 18 of the Commercial Banking Group Client Credit Risk Management Guide.

11.	Default

The following shall be deemed an event of default:

(a) Borrower fails to make timely payment to Lender;

(b) Borrower uses any fund for purposes contrary to the stated use of proceeds;

(c) If any of Borrower’s representation is untrue, or if Borrower breaches any of its warranties;

(d) On the occurrence of any of the events described in Section 9(b)(4) of this agreement, Borrower fails to provide new guaranty and/or guarantor;

(e) Borrower acts in contravention of any of the rights of the parties herein;

(f) Borrower causes an event of default of any contract of which Lender or any other Bank of China related entity is a party;

(g) A breach by a guarantor of its guaranty agreement, or if a guarantor causes an event of default of any contract of which Lender or any other Bank of China related entity is a party; or

(h)  Borrower ceases all business operations, is dissolved or files for bankruptcy.

In the event of default, Lender shall have the right to take any one or all of the following actions:

(a) To require Borrower and/or the guarantor to take corrective actions within a specified time period;

(b) To halt, reduce or terminate all or part of Borrower’s credit limit;

(c) To halt, reduce or terminate all or part of Borrower’s then pending fund withdrawal request, as well as any non-withdrawn fund;

(d) To declare any outstanding amount owing to Lender, whether or not pursuant to this agreement, immediately due;

(e) To terminate this agreement in whole or in part, or to terminate such other agreements between Lender and Borrower;

(f) To obligate Borrower to pay all damages resulting from the event of default;

(g) To apply any funds held in Borrower’s account with Lender or any Bank of China related entity toward payment of all or part of Borrower’s obligations under this agreement, with notice to Borrower prior to or after the taking of such action by Lender, and the value of any property held in such account shall be determined by Lender at the time of seizure;

(h) To exercise its rights with respect to the pledged assets;

(i) To require the guarantors to perform their obligations under the guaranty agreements; or

(j) To take any such other actions as Lender may deem necessary.

12.	Reservation of Rights

Any party’s failure to require strict performance by the other party of any provision of this agreement shall not waive, affect, or diminish any right of that party thereafter to demand strict performance and compliance therewith.

Each party has all rights and remedies provided under by law and under this agreement. A party’s waiver or delay of any of its rights is not a continuing waiver, election, or acquiescence.

13.	Amendment and Termination

This agreement may be amended in writing by the parties after discussion, any such amendment being made a part of this agreement.

Except as otherwise required by law or by contract, no right herein shall terminate prior to the termination of this agreement.

Except as otherwise required by law or by contract, each provision of this agreement is severable from every other provision in determining the enforceability of any provision.

14.	Governing Law; Dispute Resolution

This agreement shall be governed by the laws of the People’s Republic of China.

After this agreement is in effect, any dispute arising therefrom shall be resolved by the parties through negotiation. If the dispute remains unresolved, either party may initiate legal proceeding before the People’s Court where Lender or any Bank of China related entity is located.

15.	Fees

Except as otherwise required by law or by contract, all fees incurred in preparing or carrying out this agreement, or relating to any dispute arising from this agreement (including but not limited to legal fees) shall be borne by Borrower.

16.	Attachments

The following attachments have been negotiated by the parties and shall constitute a part of this agreement, having the same legal effect:

(a) Form of fund withdrawal request; and

(b) Form of receipt for borrowed fund.

17.	Other Agreements

(a) Borrower may not assign or otherwise transfer any rights or obligations under this agreement to a third party without Lender’s written consent.

(b) Borrower hereby consent to the assignment or transfer by Lender of its rights and obligations under this agreement to another Bank of China related entity, with such entity, upon assignment or transfer, having all rights of Lender under this agreement, including the right to initiate legal proceeding in the name of Lender to enforce this agreement.

(c) This Agreement binds and is for the benefit of the successors and permitted assigns of each party, to the extent that doing so shall not effect any other terms of this agreement.

(d) Except as otherwise contracted, notices shall be provided to the parties at the addresses and contact information contained herein, and each party shall notify the other party in writing in the event such information changes.

(e) All transactions under this agreement are in consideration of each party’s own interest. If any third party is deemed a related party to Borrower pursuant to applicable laws, regulations and financial ordinances, such third party shall be prohibited from intervening in the fairness of this agreement.

(f) All titles and headings used in this agreement are for purpose of reference only, and shall not be used to define the rights and/or obligations of the parties herein.

18.	Effectiveness

This agreement shall become effective upon execution by the legal representatives of the parties hereto, and the application of their respective seals. This agreement shall have two original copies with equal legal effect, with each party to hold one such copy.

Borrower:	Lender:

Dalian Chuming Food Co., Ltd.	Bank of China Corp., Liaoning Branch

[seal]	[seal]

Legal Representative: /s/ MA Fengqing	Authorized Representative: /s/ LI Wu

January 11, 2008	January 11, 2008